Exhibit 99.(t)

POWER OF ATTORNEY

for PGIM Private Real Estate Fund, Inc. (the “Fund”)

The undersigned directors and/or officers of the Fund hereby authorize Andrew French, Claudia DiGiacomo, Melissa Gonzalez, Patrick McGuinness and Debra Rubano, or any of them, as true and lawful attorneys-in-fact and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned directors and/or officers (and not in such director’s or officer’s personal individual capacity for personal financial or estate planning):

(i)	the Registration Statement on Form N-2 of the Fund and any amendment thereto, including any pre-effective or post-effective amendments and any subsequent registration statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any and all supplements or other instruments in connection therewith, for or on behalf of the Fund, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents with all exhibits thereto, with the Securities and Exchange Commission; and

(ii)	any and all statements of beneficial ownership on Forms 3, 4, or 5, or Schedules 13D or 13G, in connection with the undersigned’s beneficial ownership of securities of the Fund, that may be required of the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to file the same, and all other documents in connection therewith, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts via facsimile, email or other means, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 31st day of March, 2023.

Signature	Title

/s/ Scott Benjamin	Director and Vice President
Scott Benjamin

/s/ Christian Kelly	Principal Financial Officer
Christian J. Kelly

/s/ Mack McNair	Director
Mack McNair

/s/ Stuart Parker	President and Principal Executive Officer
Stuart S. Parker

/s/ Russ Shupak	Treasurer and Principal Accounting Officer
Russ Shupak

/s/ Mary Lee Schneider	Director
Mary Lee Schneider

/s/ Thomas M. Turpin	Director
Thomas M. Turpin